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                                Table of Contents

SECTION 1. GENERAL PROVISIONS RELATING TO PLAN
           GOVERNANCE, COVERAGE AND BENEFITS.................................  1
           1.1.  PURPOSE.....................................................  1
           1.2.  DEFINITIONS.................................................  1
           1.3.  ADMINISTRATION..............................................  4
           1.4.  SHARES OF COMMON STOCK SUBJECT TO THE
                 PLAN........................................................  5
           1.5.  PARTICIPATION...............................................  6
           1.6.  INCENTIVE AWARDS............................................  6
           1.7.  MAXIMUM INDIVIDUAL RIGHTS...................................  7

SECTION 2. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.......................  7
           2.1.  GRANT OF OPTIONS............................................  7
           2.2.  OPTION TERMS................................................  7
           2.3.  OPTION EXERCISES............................................  8
           2.4.  STOCK APPRECIATION RIGHTS...................................  9
           2.5.  SUPPLEMENTAL PAYMENT ON EXERCISE OF
                 NON-QUALIFIED STOCK OPTIONS OR STOCK
                 APPRECIATION RIGHTS......................................... 10

SECTION 3. RESTRICTED STOCK.................................................. 10
           3.1.  AWARD OF RESTRICTED STOCK................................... 10
           3.2.  RESTRICTIONS................................................ 11
           3.3.  RESTRICTION PERIOD.......................................... 11
           3.4.  DELIVERY OF SHARES OF COMMON STOCK.......................... 11
           3.5.  SUPPLEMENTAL PAYMENT ON VESTING OF
                 RESTRICTED STOCK............................................ 12
           3.6   PROVISIONS APPLICABLE TO SECTION 162(m)
                 PARTICIPANTS................................................ 12

SECTION 4. PERFORMANCE UNITS AND PERFORMANCE SHARES.......................... 13
           4.1.  PERFORMANCE BASED AWARDS.................................... 13
           4.2.  SUPPLEMENTAL PAYMENT ON VESTING OF
                 PERFORMANCE UNITS OR PERFORMANCE
                 SHARES...................................................... 14
           4.3.  PROVISIONS APPLICABLE TO SECTION 162(m)
                 PARTICIPANTS................................................ 14

SECTION 5. PROVISIONS RELATING TO PLAN PARTICIPATION......................... 15
           5.1.  PLAN CONDITIONS............................................. 15
           5.2.  TRANSFERABILITY............................................. 16
           5.3.  RIGHTS AS A STOCKHOLDER..................................... 16
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           5.4.  LISTING AND REGISTRATION OF SHARES
                 OF COMMON STOCK............................................. 16
           5.5.  CHANGE IN STOCK AND ADJUSTMENTS............................. 17
           5.6.  TERMINATION OF EMPLOYMENT, DEATH,
                 DISABILITY AND RETIREMENT................................... 18
           5.7.  CHANGES OF CONTROL.......................................... 19
           5.8.  AMENDMENTS TO INCENTIVE AWARDS.............................. 21
           5.9.  EXCHANGE OF INCENTIVE AWARDS................................ 21
           5.10. FINANCING................................................... 21

SECTION 6. MISCELLANEOUS..................................................... 21
           6.1.  EFFECTIVE DATE AND GRANT PERIOD............................. 21
           6.2.  FUNDING..................................................... 21
           6.3.  WITHHOLDING TAXES........................................... 22
           6.4.  CONFLICTS WITH PLAN......................................... 22
           6.5.  NO GUARANTEE OF TAX CONSEQUENCES............................ 22
           6.6.  SEVERABILITY................................................ 22
           6.7.  GENDER, TENSE AND HEADINGS.................................. 22
           6.8.  AMENDMENT AND TERMINATION................................... 23
           6.9.  SECTION 280G PAYMENTS....................................... 23
           6.10. GOVERNING LAW............................................... 23
           6.11  LIMITATIONS APPLICABLE TO SECTION 16
                 PERSONS AND PERFORMANCE-BASED
                 COMPENSATION................................................ 24


                                      (ii)
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                 AURORA FOODS INC. 1998 LONG TERM INCENTIVE PLAN

                     SECTION 1. GENERAL PROVISIONS RELATING
                    TO PLAN GOVERNANCE, COVERAGE AND BENEFITS

            1.1. PURPOSE

            The purpose of the Aurora Foods Inc. 1998 Long Term Incentive Plan (the "Plan") is to foster and promote the long-term financial success of Aurora Foods Inc. (the "Company") and materially increase the value of the equity interests in the Company by: (a) encouraging the long-term commitment of selected key employees (defined in Section 1.2(i) below), (b) motivating superior performance of key employees by means of long-term performance related incentives, (c) encouraging and providing key employees with a formal program for obtaining an ownership interest in the Company, (d) attracting and retaining outstanding key employees by providing incentive compensation opportunities competitive with other major companies and (e) enabling participation by key employees in the long-term growth and financial success of the Company. The Plan provides for payment of various forms of incentive compensation and, accordingly, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

            1.2. DEFINITIONS

            The following terms shall have the meanings set forth below:

            (a) APPRECIATION. The difference between the exercise price per share of the Common Stock subject to a Stock Appreciation Right (SAR) and the Fair Market Value of a share of Common Stock on the date of exercise of the SAR.

            (b) BOARD. The Board of Directors (or equivalent governing authority) of the Company.

            (c) CHANGE OF CONTROL. Any of the events described in and subject to
SECTION 5.7.

            (d) CODE. The Internal Revenue Code of 1986, as amended.

            (e) COMPENSATION COMMITTEE OR COMMITTEE. The Committee, which shall be comprised of two or more members of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 of the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code, who shall be appointed by the Board to administer the Plan, which Board shall have the power to fill vacancies on the Committee arising by resignation,


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death, removal or otherwise. In the absence of a Committee, reference thereto shall be to the Board.

            (f) COMMON STOCK. Company Common Stock, par value $.01 per share, which the Company is authorized to issue or may in the future be authorized to issue.

            (g) COMPANY. Aurora Foods Inc. and any successor corporation.

            (h) DISABILITY. Any complete and permanent disability as defined in
Section 22(e)(3) of the Code and determined in accordance with the procedures set forth in the regulations, thereunder.

            (i) EMPLOYEE. Any common-law employee of the Company, Parent or Subsidiary, who, in the opinion of the Committee, is one of a select group of executive officers, other officers or other key management personnel of the Company, Parent or Subsidiary who is in a position to contribute materially to the continued growth and development and to the continued financial success of the Company, Parent or Subsidiary, including executive officers and officers who are members of the Board and including consultants and advisors.

            (j) EXCHANGE ACT. The Securities and Exchange Act of 1934, as amended.

            (k) FAIR MARKET VALUE. The closing sales price of Common Stock as reported or listed on a national securities exchange on any relevant date for valuation, or, if there is no such sale on such date, the applicable prices as so reported on the nearest preceding date upon which such sale took place. In the event the shares of Common Stock are not listed on a national securities exchange, the Fair Market Value of such shares shall be determined by the Committee in its sole discretion.

            (l) GRANTEE. Any Employee who in the opinion of the Committee performs significant services for the benefit of the Company and who is granted an Incentive Award under the Plan.

            (m) INCENTIVE AWARD. Any incentive award, individually or collectively, as the case may be, including any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, or Performance Share, as well as any Supplemental Payment, granted under the Plan.

            (n) INCENTIVE AWARD AGREEMENT. The written agreement entered into between the Company and the Grantee pursuant to which an Incentive Award shall be made under the Plan.


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            (o) INCENTIVE STOCK OPTION. A stock option which is intended to qualify as an Incentive Stock Option under Section 422 of the Code and which shall be granted by the Committee to a Grantee under the Plan.

            (p) INVOLUNTARY TERMINATION. The termination of a Grantee's employment by the Company other than for death, Disability, Retirement, Terminated for Cause, Termination for Good Reason, or in the event of a Change of Control (as defined in SECTION 5.7(a) below).

            (q) NON-QUALIFIED STOCK OPTION. A stock option granted by the Committee to a Grantee under the Plan, which shall not qualify as an Incentive Stock Option.

            (r) OPTION. A Non-Qualified Stock Option or Incentive Stock Option granted by the Committee to a Grantee under the Plan.

            (s) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in Section 424(e) of the Code.

            (t) PERFORMANCE PERIOD. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to and the payment value of any Performance Units or Performance Shares.

            (u) PERFORMANCE SHARE OR PERFORMANCE UNIT. An Incentive Award representing a contingent right to receive cash or shares of Common Stock (which may be Restricted Stock) at the end of a Performance Period and which, in the case of Performance Shares, is denominated in Common Stock, and, in the case of Performance Units, is denominated in cash values.

            (v) PLAN. The Aurora Foods Inc. 1998 Long Term Incentive Plan, as hereinafter amended from time to time.

            (w) RESTRICTED STOCK. Shares of Common Stock issued or transferred to a Grantee subject to the Restrictions set forth in SECTION 3.2 hereof.

            (x) RESTRICTED STOCK AWARD. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

            (y) RESTRICTION PERIOD. The period of time determined by the Committee during which Restricted Stock is subject to the restrictions under the Plan.

            (z) RETIREMENT. The termination of employment by the Company, Parent or Subsidiary constituting retirement as determined by the Committee.


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            (aa) SECTION 162(m) PARTICIPANT. Any Employee designated by the
Committee as an Employee whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

            (ab) STOCK APPRECIATION RIGHT or SAR. A Stock Appreciation Right described in SECTION 2.4 hereof.

            (ac) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

            (ad) SUPPLEMENTAL PAYMENT. Any amounts described in SECTIONS 2.5,
3.5 and/or 4.2 dedicated to payment of any federal income taxes that are payable on an Incentive Award as determined by the Committee.

            (ae) TERMINATED FOR CAUSE. An Employee shall be deemed Terminated for Cause if he or she is terminated as a result of a breach of his or her written employment agreement (or consulting or advisory contract), in the event one exists, or if the Committee determines that such Employee is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company, Parent or Subsidiary or their business interests or reputation.

            (af) TERMINATION FOR GOOD REASON. The resignation of an Employee shall be deemed to be a Termination for Good Reason if Employee's resignation is within two years of a Change of Control as defined in SECTION 5.7, caused by and within ninety (90) days of the following: (i) without the express written consent of Employee, any duties that are assigned that are materially inconsistent with Employee's position, duties and status with the Company at the time of the Change of Control; (ii) any action by the Company that results in a material diminution in the position, duties or status of Employee with the Company at the time of the Change of Control or any transfer or proposed transfer of Employee for any extended period to a location outside his principal place of employment at the time of the Change of Control without his consent, except for a transfer or proposed transfer for strategic reallocations of the personnel reporting to Employee; (iii) the base annual salary of Employee, as the same may hereafter be increased from time to time, is reduced; or (iv) without limiting the generality or effect of the foregoing, the Company fails to comply with any of its material obligations hereunder.

            1.3. ADMINISTRATION

            (a) COMMITTEE POWERS. The Plan shall be administered by the Committee, which shall have full power and authority to: (i) designate Grantees;
(ii) determine the Incentive Awards to be granted to a Grantee and whether such Incentive Awards are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code;


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(iii) subject to SECTION 1.4 of the Plan, determine the Common Stock (or securities convertible into Common Stock) to be covered by Incentive Awards and in connection therewith, to reserve shares of Common Stock as needed in order to cover grants of Incentive Awards; (iv) determine the terms and conditions of any Incentive Award; provided however, that the terms and conditions of Incentive Awards intended to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code shall include, but not limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m)(4)(C) of the Code; (v) determine whether, to what extent, and under what circumstances Incentive Awards may be settled or exercised in cash, Common Stock, other securities, or other property, or cancelled, substituted, forfeited or suspended, and the method or methods by which Incentive Awards may be settled, exercised, cancelled, substituted, forfeited or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Incentive Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and guidelines as the Committee shall deem necessary or appropriate for administration of the Plan; (viii) appoint such agents as it shall deem appropriate for the administration of the Plan; provided however, that the Committee shall not delegate any of the power or authority set forth in
(i) through (vii) above; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration. No member of the Committee shall vote or act upon any matter relating solely to himself. All designations, determinations, interpretations and other decisions with respect to the Plan or any Incentive Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all persons, including the Company, Parent or Subsidiary, any Grantee, any holder or beneficiary of any Incentive Award, any owner of an equity interest in the Company and any Employee.

            (b) NO LIABILITY. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Incentive Award under this Plan, and, to the fullest extent permitted by the Company's Articles of Incorporation and Bylaws, the Company shall indemnify each member of the Committee.

            (c) MEETINGS. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members.

            1.4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

            (a) COMMON STOCK AUTHORIZED. Subject to adjustment under SECTION 5.5, the aggregate number of shares of Common Stock available for granting Incentive Awards under the Plan shall be equal to 3,500,000 shares of Common Stock. If any Incentive Award shall expire or terminate for any reason, without being exercised or paid, shares of


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Common Stock subject to such Incentive Award shall again be available for grant in connection with grants of subsequent Incentive Awards, subject to the limitations of SECTION 1.7.

            (b) COMMON STOCK AVAILABLE. The Common Stock available for issuance or transfer under the Plan shall be made available from such shares reserved under the Plan, from such shares now or hereafter held by the Company or from such shares to be purchased or acquired by the Company. The Common Stock available for issuance or transfer under the Plan, if applicable, shall be made available from shares now or hereafter held by the Company or from such shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

            (c) INCENTIVE AWARD ADJUSTMENTS. Subject to the limitations set forth in SECTIONS 1.7, 5.6 and 6.8, the Committee may make any adjustment in the exercise price or the number of shares subject to any Incentive Award, or any other terms of any Incentive Award. Such adjustment shall be made by amending, substituting or canceling and re-granting such Incentive Award with the inclusion of terms and conditions that may differ from the terms and conditions of the original Incentive Award. If such action is effected by amendment, the effective date of such amendment shall be the date of the original grant.

            1.5. PARTICIPATION

            (a) ELIGIBILITY. The Committee shall from time to time designate those Employees, if any, to be granted Incentive Awards under the Plan, the type of awards granted, the number of shares, options, rights or units, as the case may be, which shall be granted to each such Employee and any other terms or conditions relating to the awards as it may deem appropriate, consistent with the provisions of the Plan. An Employee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

            (b) NO NON-EMPLOYEE BOARD PARTICIPATION. In no event may any member of the Board who is not an Employee be granted an Incentive Award under the Plan.

            1.6. INCENTIVE AWARDS

            The forms of Incentive Awards under this Plan are Stock Options, Stock Appreciation Rights and Supplemental Payments as described in SECTION 2, Restricted Stock and Supplemental Payments as described in SECTION 3, and Performance Units or Performance Shares and Supplemental Payments as described in SECTION 4.


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            1.7. MAXIMUM INDIVIDUAL RIGHTS

            No grantee may receive during any fiscal year of the Company Incentive Awards covering an aggregate of more than two hundred thousand (200,000) shares of Common Stock. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the maximum number of shares an individual may receive and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction will be treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted will be counted against the maximum number of shares an individual may receive. Furthermore, to the extent required by Section 162(m) of the Code, if, after the grant of an SAR, the base amount which Appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company's Common Stock, the transaction will be treated as a cancellation of the SAR and a grant of a new SAR and both the SAR deemed to be cancelled and the SAR deemed to be granted will be counted against the maximum number of shares an individual may receive.

      SECTION 2. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

            2.1. GRANT OF OPTIONS

            The Committee is authorized to grant Options to Grantees in accordance with the terms and conditions required pursuant to this Plan and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

            2.2. OPTION TERMS

            (a) EXERCISE PRICE. The exercise price per share of Common Stock under each Option shall be determined by the Committee; provided however, that, in the case of an Option intended to qualify as an Incentive Stock Option or as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such exercise price shall not be less than 100% of the Fair Market Value per share of such stock on the date the Option is granted, as determined by the Committee (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). For purposes of this SECTION 2.2, Ten-Percent Stockholder shall mean an individual owning more than 10% of the total combined voting power of all classes of stock of the Company, Parent or Subsidiary.

            (b) TERM. The Committee shall fix the term of each Option which, in the case of an Incentive Stock Option, shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant. The term shall be five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder.


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            (c) EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee may accelerate the exercisability of any Option or a portion thereof at any time. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide that all or part of the Options received by a Grantee upon the exercise of a Non-Qualified Stock Option shall be Restricted Stock subject to any or all of the restrictions or conditions set forth in SECTION 3.2.

            2.3. OPTION EXERCISES

            (a) METHOD OF EXERCISE. To purchase shares under any Option granted under the Plan, Grantees must give notice in writing to the Company of their intention to purchase and specify the number of shares of Common Stock as to which they intend to exercise their Option. Upon the date or dates specified for the completion of the purchase of the shares, the purchase price will be payable in full. The purchase price may be paid in cash or an equivalent acceptable to the Committee. At the discretion of the Committee, the exercise price per share of Common Stock may be paid by the assignment and delivery to the Company of shares of Common Stock owned by the Grantee or a combination of cash and such shares equal in value to the exercise price. However, if the Grantee acquired the stock to be surrendered directly or indirectly from the Company, he must have owned the stock to be surrendered for at least six months prior to tendering such stock for the exercise of an Option. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at the Fair Market Value on the exercise date. In addition, at the request of the Grantee and to the extent permitted by applicable law, the Company in its discretion may selectively approve a "cashless exercise" arrangement with a brokerage firm under which such brokerage firm, on behalf of the Grantee, shall pay to the Company the exercise price of the Options being exercised, and the Company, pursuant to an irrevocable notice from the Grantee, shall promptly deliver the shares being purchased to such firm.

            (b) In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and any rules or regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value (determined as of date the date of grant) of the Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company, the Parent and Subsidiary become exercisable by a Grantee during any calendar year shall not exceed $100,000. To the extent that the limitation set forth in the preceding sentence is exceeded for any reason (including the acceleration of the time for exercise of an Option), the Options with respect to such excess amount shall be treated as Non-Qualified Stock Options.

            (c) PROCEEDS. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Options exercised under the Plan will be used for general purposes of the Company.


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            2.4. STOCK APPRECIATION RIGHTS

            (a) GENERAL PROVISIONS. The Committee may grant SARs in connection with the grant of an Option ("Tandem SARs") or independent of an Option ("Independent SARs" or collectively with the Tandem SARs "SARs"). The Committee, in its discretion, may determine whether an SAR is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Incentive Agreements evidencing SARs intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

            (b) TANDEM SARS. A Tandem SAR shall be issued in connection with the granting of an Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall terminate to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SAR relating to such Option shall terminate. Any Tandem SAR that is outstanding on the last day of the term of the related Option shall be automatically exercised on such date for cash without any action by the Grantee. The exercise price per share of Common Stock subject to a Tandem SAR shall be fixed in the Incentive Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the grant of the Option to which the Tandem SAR relates. Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 calendar days of the exercise of the Tandem SAR.

            (c) INDEPENDENT SARS. An Independent SAR shall be unrelated to any Option and shall have a term set by the Committee. An Independent SAR shall be exercisable in such installments as the Committee may determine. An Independent SAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each Independent SAR shall be set by the Committee, provided however, that the exercise price per share of Common Stock subject to each Independent SAR, that is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Independent SAR, unless Incentive Agreements evidencing Independent SARs intended to so qualify shall contain such other terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Upon exercise of an Independent SAR, the holder shall receive, for each share with respect to which the Independent SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 calendar days of the exercise of the Independent SAR.


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            2.5. SUPPLEMENTAL PAYMENT ON EXERCISE OF NON- QUALIFIED STOCK
OPTIONS OR STOCK APPRECIATION RIGHTS

            The Committee, either at the time of grant or at the time of exercise of any Non-Qualified Stock Option or SAR, may provide for a supplemental payment (the "Supplemental Payment") by the Company to the Grantee with respect to the exercise of any Non-Qualified Stock Option or SAR. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the exercise of the Non-Qualified Stock Option and/or SAR and the receipt of the Supplemental Payment, assuming the holder is taxed at the maximum effective federal income tax rate applicable thereto. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment. The Supplemental Payment shall be paid within 30 calendar days of the date of exercise of a Non-Qualified Stock Option or SAR (or, if later, within 30 calendar days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

                           SECTION 3. RESTRICTED STOCK

            3.1. AWARD OF RESTRICTED STOCK

            (a) GRANT. In consideration of the performance of services by the Grantee, shares of Restricted Stock may be awarded under this Plan by the Committee on such terms and conditions and with such restrictions as the Committee may from time to time approve, all of which may differ with respect to each Grantee. Such Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee shall determine.

            (b) IMMEDIATE TRANSFER WITHOUT IMMEDIATE DELIVERY OF RESTRICTED STOCK. Each Restricted Stock Award will constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Grantee in consideration of the performance of services, entitling such Grantee to all voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each Restricted Stock Award may limit the Grantee's dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a substantial risk of forfeiture and restrictions on transfer. Shares of Common Stock awarded pursuant to a grant of Restricted Stock will be held by the Company, or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. Any such trust or escrow shall not be insulated from the claims of the general creditors of the Company in the event of bankruptcy or insolvency of the Company.


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            3.2. RESTRICTIONS

            (a) RESTRICTIVE CONDITIONS. Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restriction Period: (i) the shares of Common Stock of the Company included in the Restricted Stock Award shall be subject to one or more restrictions, including without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and regulations promulgated thereunder, and to the restrictions on transferability set forth in
SECTION 5.2; (ii) unless otherwise approved by the Committee, the shares of Common Stock included in the Restricted Stock Award that are subject to restrictions that are not satisfied at such time the Grantee ceases to be employed by the Company shall be forfeited and all rights of the Grantee to such shares shall terminate without further obligation on the part of the Company when an Employee leaves the employ of the Company; and (iii) any other restrictions that the Committee may determine in advance are necessary or appropriate.

            (b) FORFEITURE OF RESTRICTED STOCK. If for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restriction Period, any Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Grantee and re-acquired by the Company.

            (c) REMOVAL OF RESTRICTIONS. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, including the restrictions under the Restriction Period, whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

            3.3. RESTRICTION PERIOD

            The Restriction Period of Restricted Stock shall commence on the date of grant and shall be established by the Committee in the Incentive Award Agreement setting forth the terms of the award of Restricted Stock.

            3.4. DELIVERY OF SHARES OF COMMON STOCK

            Subject to SECTION 6.3, at the expiration of the Restriction Period, a stock certificate evidencing the Restricted Stock (to the nearest full share) with respect to which the Restriction Period has expired with all restrictions thereon having been satisfied shall be delivered without charge to the Grantee, or his personal representative, free of all restrictions under the Plan.

            3.5. SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK

            The Committee, either at the time of grant or at the time of vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment shall be paid within 30 calendar days of each date that Restricted Stock vests. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

            3.6. PROVISIONS APPLICABLE TO SECTION 162(m) PARTICIPANTS

            (a) Notwithstanding anything in the Plan to the contrary, the Committee may grant Restricted Stock to a Section 162(m) Participant the restrictions with respect to which lapse upon the attainment of performance goals for the Company which are related to one or more of the following business criteria: (i) pre-tax income, (ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, (viii) funds from operations, (ix) appreciation in the fair market value of Common Stock and (x) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

            (b) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to Restricted Stock which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period of service, (iii) establish the various targets and amounts of Restricted Stock which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between performance goals and targets and the amounts of Restricted Stock to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

      SECTION 4. PERFORMANCE UNITS AND PERFORMANCE SHARES

            4.1. PERFORMANCE BASED AWARDS

            (a) GRANT. The Committee is authorized to grant Performance Units and Performance Shares to Grantees. The Committee may make grants of Performance Units or Performance Shares in such manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Units or Performance Shares and the contingent value of any Performance Units or Performance Shares, which may vary depending on the degree to which performance objectives established by the Committee are met.

            (b) PERFORMANCE CRITERIA. At the beginning of each Performance Period, the Committee shall (i) establish for such Performance Period specific financial or nonfinancial performance objectives as the Committee believes are relevant to the Company's overall business objectives; (ii) determine the value of a Performance Unit or the number of shares under a Performance Share grant relative to performance objectives; (iii) notify each Grantee in writing of the established performance objectives and minimum, target, and maximum Performance Unit or Share value for such Performance Period.

            (c) MODIFICATION. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable to Company objectives because of a change in the Company's business operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives as considered appropriate.

            (d) PAYMENT. The basis for payment of Performance Units or Performance Shares for a given Performance Period shall be the achievement of those financial and nonfinancial performance objectives determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share shall be based on the degree to which actual performance exceeded the pre-established minimum performance standards, as determined by the Committee. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the Performance Period times the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Committee, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable Performance Period.

            4.2. SUPPLEMENTAL PAYMENT ON VESTING OF PERFORMANCE UNITS OR PERFORMANCE SHARES

            The Committee, either at the time of grant or at the time of vesting of Performance Units or Performance Shares (other than Restricted Stock), may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of such Performance Units or Performance Shares and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment shall be paid within 30 days of each date that such Performance Units or Performance Shares vest. The Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

            4.3. PROVISIONS APPLICABLE TO SECTION 162(m) PARTICIPANTS

            (a) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Performance Units or Performance Shares described in this Section 4 to a Section 162(m) Participant that vest or become exercisable or payable upon the attainment of performance goals for the Company which are related to one or more of the following business criteria: (i) pre-tax income,
(ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, (viii) funds from operations, (ix) appreciation in the fair market value of Common Stock and (x) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

            (b) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to Performance Units or Performance Shares described in this Section 4 which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing,(i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

      SECTION 5. PROVISIONS RELATING TO PLAN PARTICIPATION

            5.1. PLAN CONDITIONS

            (a) INCENTIVE AWARD AGREEMENT. Each Grantee to whom an Incentive Award is granted under the Plan shall be required to enter into an Incentive Award Agreement with the Company in a form provided by the Committee, which shall contain certain specific terms, as determined by the Committee, with respect to the Incentive Award and shall include provisions that the Grantee (i) shall not disclose any trade or secret data or any other confidential information of the Company acquired during employment by the Company or a Subsidiary, or after the termination of employment or Retirement, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, and (iii) shall not interfere with the employment of any other Company employee. An Incentive Award may include a noncompetition agreement with respect to the Grantee and/or such other terms and conditions, including, without limitation, rights of repurchase or first refusal, not inconsistent with the Plan, as shall be determined from time to time by the Committee. Incentive Award Agreements evidencing Incentive Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

            (b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan, Incentive Award Agreement or any instrument executed pursuant to the Plan shall create any employment rights (including without limitation, rights to continued employment) in any Grantee or affect the right of the Company to terminate the employment of any Grantee at any time for any reason whether before the exercise date of any Option or during the Restriction Period of any Restricted Stock or during the Performance Period of any Performance Unit or Performance Share.

            (c) SECURITIES REQUIREMENTS. No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Incentive Award to comply with any law or regulation described in the second preceding sentence.

            5.2. TRANSFERABILITY

            (a) NON-TRANSFERABLE AWARD. Unless otherwise provided in an Incentive Award Agreement, no Incentive Award and no right under the Plan, contingent or otherwise, other than Restricted Stock as to which restrictions have lapsed, shall be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Grantee's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this SECTION 5.2 shall be void and ineffective for all purposes.

            (b) ABILITY TO EXERCISE RIGHTS. Only the Grantee or his guardian (if the Grantee becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Grantee's estate, or the person or persons to whom the Grantee's rights under any Incentive Award will pass by will or the laws of descent or distribution, shall be deemed to be the Grantee's beneficiary or beneficiaries of the rights of the Grantee hereunder and shall be entitled to exercise such rights as are provided hereunder.

            5.3. RIGHTS AS A STOCKHOLDER

            Except as otherwise provided in any Incentive Award Agreement, a Grantee of an Incentive Award or a transferee of such Grantee shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes a holder of record of such Common Stock. Except as otherwise provided in SECTION 5.5, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

            5.4. LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

            Prior to issuance and/or delivery of shares of Common Stock, the Company shall consult with representatives of the Company, as appropriate, regarding compliance with laws, rules and regulations that apply to such shares. If necessary, the Company shall postpone the issuance and/or delivery of the affected shares of Common Stock upon any exercise of an Incentive Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Incentive Award to comply with any law, rule or regulation described in the immediately preceding sentence.

            5.5. CHANGE IN STOCK AND ADJUSTMENTS

            (a) CHANGES IN CAPITALIZATION. In the event the outstanding shares of the Common Stock, as constituted from time to time, shall be changed as a result of a change in capitalization of the Company or a combination, merger, or reorganization of the Company into or with any other corporation or any other transaction with similar effects, then, for all purposes, references herein to Common Stock or Restricted Stock shall mean and include all securities or other property (other than cash) that holders of Common Stock are entitled to receive in respect of Common Stock by reason of each successive aforementioned event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Common Stock or Restricted Stock.

            (b) CHANGES IN LAW OR CIRCUMSTANCE. In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include without limitation changes with respect to (i) the aggregate number of shares that may be issued under the Plan, (ii) the number of shares subject to Incentive Awards and (iii) the price per share for outstanding Incentive Awards. The Committee shall give notice to each Grantee, and upon notice such adjustment shall be effective and binding for all purposes of the Plan.

            (c) PROVISIONS APPLICABLE TO SECTION 162(m) PARTICIPANTS. With respect to any Incentive Award granted to any Section 162(m) Participant that is intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 5.5 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Incentive Award to fail to so qualify under Section 162(m)(4)(C) or any successor provision thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option or other award is not to comply with such exemptive conditions.

            5.6. TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT

            (a) TERMINATION OF EMPLOYMENT. Subject to SECTION 3.2, if an Employee's employment with the Company, Parent or Subsidiary is terminated for any reason whatsoever other than death, Disability, Retirement, Involuntary Termination or Termination for Good Reason, any Incentive Award granted pursuant to the Plan outstanding at the time and all rights thereunder shall wholly and completely terminate, and unless otherwise established by the Committee, no further vesting shall occur and the Employee shall be entitled to exercise his or her rights with respect to the portion of the Incentive Award vested as of the date of termination for a period of thirty (30) calendar days after such termination date; provided however, that if an Employee is Terminated for Cause, such Employee's right to exercise the vested portion of his or her Incentive Award shall terminate as of the date of termination of employment. In the event of termination for death, Disability, Retirement, or Change of Control, an Incentive Award may only be exercised as determined by the Committee and provided in the Incentive Award Agreement. However, the following shall be used as a general guideline.

            (b) RETIREMENT. Subject to SECTION 3.2, unless otherwise approved by the Committee, upon Retirement of an Employee:

                  (i) any nonvested portion of any outstanding Incentive Award shall continue to vest after Retirement; and

                  (ii) any vested Incentive Award shall expire on the earlier of
(A) the expiration date set forth in the Incentive Award Agreement with respect to such Incentive Awards; or (B) the expiration of six (6) months after the date of Retirement.

            (c) DISABILITY OR DEATH. Subject to SECTION 3.2, unless otherwise approved by the Committee, upon termination of employment from the Company, Parent or Subsidiary as a result of Disability or death:

                  (i) any nonvested portion of any outstanding Incentive Award shall continue to vest after Disability or death; and

                  (ii) any vested Incentive Award shall expire upon the earlier of (A) the expiration date set forth in the Incentive Award Agreement with respect to such Incentive Awards; or (B) the first anniversary of such termination of such employment as a result of Disability or death.

            (d) INVOLUNTARY TERMINATION. Subject to SECTION 3.2, unless otherwise approved by the Committee, upon termination of employment from the Company, Parent or Subsidiary as a result of Involuntary Termination (not Change of Control):

                  (i) any nonvested portion or any outstanding Incentive Award shall vest on a pro-rated basis based upon the number of months the terminated Employee has been employed within the applicable Performance Period or Term; and

                  (ii) any vested Incentive Award shall expire upon the earlier of (A) the expiration date set forth in the Incentive Award Agreement with respect to such Incentive Awards or (B) the expiration of thirty (30) days after the date of Termination.

            (e) CONTINUATION. Subject to the express provisions of the Plan and the terms of any applicable Incentive Award Agreement, the Committee, in its discretion, may provide for the continuation of any Incentive Award for such period and upon such terms and conditions as are determined by the Committee in the event that a Grantee ceases to be an employee.

            5.7. CHANGES OF CONTROL

            (a) CHANGES OF CONTROL. In the event of Involuntary Termination or Termination for Good Reason within two years after a Change of Control:

                  (i) all Options and Stock Appreciation Rights then outstanding shall become vested and immediately exercisable, notwithstanding any provision therein for the exercise in installments;

                  (ii) all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, as of the date of the Change of Control; and

                  (iii) to the extent determined by the Committee, all Performance Shares and Performance Units shall become vested, deemed earned in full and promptly paid to the Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

            For the purposes of this SECTION 5.7, a "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as such Schedule, Regulation and Act were in effect on the date of adoption of this Plan by the Board, assuming that such Schedule, Regulation and Act applied to the Company, provided that such change of control shall be deemed to have occurred at such time as:

                  (i) any "person" (as that term is used in SECTION 13(d) and 14(d)(2) of the Exchange Act) (other than the Company or an affiliate of the Company) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 30% or more of the combined voting power for election of members of the Board of the then outstanding voting securities of the Company or any successor of the Company;

                  (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of the Company cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period;

                  (iii) the equity holders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were equity holders of the Company immediately prior to the effective date of the merger or consolidation (and excluding, however, any shares held by any party to such merger or consolidation and their affiliates) shall have beneficial ownership of less than 50% of the combined voting power for election of members of the Board (or equivalent) of the surviving entity following the effective date of such merger or consolidation; or

                  (iv) the equity holders of the Company approve any merger or consolidation as a result of which the equity interests in the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earnings power of the Company; provided however, that no Change of Control shall be deemed to have occurred if, prior to such time as a Change of Control would otherwise be deemed to have occurred, the Board determines otherwise.

            Notwithstanding the foregoing (A) the merger or consolidation of Aurora Foods Holdings, Inc., Aurora Foods, Inc., a wholly owned subsidiary of Aurora Foods Holdings, Inc., VDK Holdings, Inc., and Van de Kamp's, Inc., a wholly owned subsidiary of VDK Holdings, Inc., with and into the Company, (B) the Public Offering of the Common Stock of the Company, and (C) the liquidation or dissolution of Aurora/VDK LLC, MBW Investors LLC or VDK LLC shall not constitute a Change of Control for purposes of this Plan.

            (b) RIGHT OF CASH-OUT. If approved by the Board prior to or within thirty (30) days after such time as a Change of Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change of Control is deemed to have occurred to require all, but not less than all, Grantees to transfer and deliver to the Company all Incentive Awards previously granted to Grantees in exchange for an amount equal to the "cash value" (defined below) of the Incentive Awards. Such right shall be exercised by written notice to all Grantees. For purposes of this SECTION 5.7(b), the cash value of an Incentive Award shall equal the sum of
(i) all cash to which the Grantee would be entitled upon settlement or exercise of such Incentive Award and (ii) the excess of the "market value" (defined below) per share over the option price, if any, multiplied by the number of shares subject to such Incentive Award. For purposes of the preceding sentence, "market value" per share shall mean the higher of (i) the average of the Fair Market Value per share on each of the five trading days immediately following the date a Change of Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with a Change of Control. The amount payable to each Grantee by the Company pursuant to this SECTION 5.7(b) shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

            5.8. AMENDMENTS TO INCENTIVE AWARDS

            The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Incentive Award theretofore granted, prospectively or retroactively, with the consent of any relevant Grantee, subject to the limitations of SECTION 1.7.

            5.9. EXCHANGE OF INCENTIVE AWARDS

            The Committee may, in its discretion, permit Grantees under the Plan to surrender outstanding Incentive Awards in order to exercise or realize the rights under other Incentive Awards, or in exchange for the grant of new Incentive Awards or require holders of Incentive Awards to surrender outstanding Incentive Awards as a condition precedent to the grant of new Incentive Awards.

            5.10. FINANCING

            The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Grantee (including a Grantee who is a Director of the Company) to purchase shares pursuant to exercise of an Incentive Award on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

                            SECTION 6. MISCELLANEOUS

            6.1. EFFECTIVE DATE AND GRANT PERIOD

            This Plan shall become effective as of the date of Board approval (the "Effective Date"). Unless sooner terminated by the Board, the Plan shall terminate on ___________, 2008, unless extended. After the termination of the Plan, no Incentive Awards may be granted under the Plan, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions.

            6.2. FUNDING

            Except as provided under SECTION 3, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets in a manner that would provide any Grantee any rights that are greater than those of a general creditor of the Company, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund if such action would provide any Grantee with any rights that are greater than those of a general creditor of the Company. Grantees shall have no rights under the Plan other than as unsecured general creditors of the Company except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under applicable law. However, the Company may establish a "Rabbi Trust" for purposes of securing the payment pursuant to a Change of Control.

            6.3. WITHHOLDING TAXES

            The Company shall have the right to (i) make deductions from any settlement of an Incentive Award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any Incentive Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the delivery of shares or payment of cash in satisfaction of the applicable Incentive Award.

            6.4. CONFLICTS WITH PLAN

            In the event of any inconsistency or conflict between the terms of the Plan and an Incentive Award Agreement, the terms of the Plan shall govern.

            6.5. NO GUARANTEE OF TAX CONSEQUENCES

            Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

            6.6. SEVERABILITY

            In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the


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

remaining provision of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

            6.7. GENDER, TENSE AND HEADINGS

            Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

            6.8. AMENDMENT AND TERMINATION

            The Plan may be amended or terminated at any time by the Board by the affirmative vote of a majority of the members in office. The Plan, however, shall not be amended, without prior written consent of each affected Grantee if such amendment or termination of the Plan would adversely affect any material vested benefits or rights of such person.

            6.9. SECTION 280G PAYMENTS

            In the event that the aggregate present value of the payments to a Grantee under the Plan, and any other plan, program, or arrangement maintained by the Company constitutes an "excess parachute payment" (within the meaning of Code Section 280G(b)(1)) and the excise tax on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Grantee otherwise would be entitled to be less than what the Grantee would have netted (after taking into account federal, state and local income taxes) had the present value of his total parachute payments equaled $1.00 less than three times his "base amount" (within the meaning of Code Section 280G(b)(3)(A)), the Grantee's total "parachute payments" (within the meaning of Code Section 280G(b)(2)(A) shall be reduced (by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that the Grantee's tax rate will be the maximum marginal federal, state and local income tax rate on earned income, with such maximum federal rate to be computed with regard to Code Section 1(g), if applicable. In the event that the Grantee and the Company are unable to agree as to the amount of the reduction described above, if any, the Grantee shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the change of control that resulted in the characterization of the payments as parachute payments) by the Company regarding federal income tax or employee benefit matters and such law firm or accounting firm shall determine the amount of such reduction and such determination shall be final and binding upon the Grantee and the Company.

            6.10. GOVERNING LAW

            The Plan shall be construed in accordance with the laws of the State of New York, except as superseded by federal law, and in accordance with applicable provisions of the Code and regulations or other authority issued thereunder by the appropriate governmental authority.

            6.11. LIMITATIONS APPLICABLE TO SECTION 16 PERSONS AND PERFORMANCE-BASED COMPENSATION

            Notwithstanding any other provision of this Plan, this Plan, and any Incentive Award granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, and Incentive Awards granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option, Stock Appreciation Right or Performance Unit or Performance Share described in Section 4 which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

            IN WITNESS WHEREOF, this Plan has been executed this __th day of ______, 1998, to be effective as of _______ 1, 1998.

                                   AURORA Foods Inc.


                                   By:


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